As filed with the Securities and Exchange Commission on July 29, 2004
Registration No. 333-114220

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to
Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grand Toys International Limited

(Exact name of Registrant as specified in its charter)

Hong Kong Special	5092	Not applicable
Administrative Region	(Primary Standard Industrial	(I.R.S. Employer
(State or other jurisdiction of	Classification Code Number)	Identification Number)
incorporation or organization)

Grand Toys International Limited

Room UG202, Floor UG2
Chinachem Golden Plaza
77 Mody Road
Tsimshatsui East
Kowloon, Hong Kong
(852) 2738-7878
(Name, address and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, New York, New York 10011
(212) 894-8940
(Name, address and telephone number of agent for service)

Copies to:

Paul J. Pollock, Esq. Katten Muchin Zavis Rosenman 575 Madison Avenue New York, New York 10022 (212) 940-8580/(212) 940-8776 (Telecopy)	Steven C. Nelson, Esq. Dorsey & Whitney One Pacific Place, Suite 3008 88 Queensway Hong Kong SAR, China 011-852-2105-0211/011-852-2524-3000 (Telecopy)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has been declared effective and all other conditions to the subscription and exchange agreement described in the enclosed proxy statement/ prospectus have been satisfied or waived.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

      This Amendment No. 4 is being filed solely to include the revised opinion of J. Chan, Yip, So & Partners.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Under the articles of association of Grand HK, every director, managing director, agent, auditor, secretary and other officer for the time being of Grand HK shall be indemnified out of Grand HK’s assets against any liability incurred by him or her in relation to Grand HK in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application under section 358 of the Hong Kong Companies Ordinance in which relief is granted to him or her by a Hong Kong court. Section 358 (1) provides that if, in any proceeding for negligence, default, breach of duty, or breach of trust against any officer or auditor of a company, it appears to the court hearing the case that that person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as the court may think fit.

      Section 165(1) of the Hong Kong Companies Ordinance states that any provision, whether contained in the articles of a company or in any contract with a company or otherwise, for exempting any officer or auditor of the company from, or indemnifying him against, any liability to the company or a related company (being a subsidiary or holding company of the company or a subsidiary of such holding company) that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company or related company shall, subject to the matters referred to in the previous and following paragraphs, be void.

      Section 165(3) of the Hong Kong Companies Ordinance permits a company to purchase and maintain for any officer or auditor of the company insurance against (a) any liability to the company, a related company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the company or a related company; and (b) any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (including fraud) of which he may be guilty in relation to the company or a related company.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number		Description of Document

2.1		Amended and Restated Agreement and Plan of Merger between Grand Toys International Limited and Grand Toys International, Inc.(1)
2.2		Form of Shareholders’ Agreement among Centralink Investments Limited, David Mars, Stephen Altro, 136011 Canada Inc., 136012 Canada Inc., 2870304 Canada Inc., 2884330 Canada Inc. and Grand Toys International Inc.(2)
**3	.1	Memorandum and Articles of Association of Grand Toys International Limited
**3	.2	Articles of Incorporation of Grand Toys International, Inc., as amended
**3	.3	Amended and Restated By-Laws of Grand Toys International, Inc., as amended
4.1		Form of Deposit Agreement among Grand Toys International Limited, The Bank of New York as depositary, and the holders from time to time of Grand Toys International Limited, incorporated by reference from Grand Toys International Limited’s Registration Statement of Form F-6, Registration No. 333-114493, filed on April 16, 2004
**4	.2	Form of American Depositary Receipt
†5	.1	Opinion of J. Chan, Yip, So & Partners
**5	.2	Opinion of Katten Muchin Zavis Rosenman

Exhibit
Number		Description of Document

**8	.1	Tax Opinion of Katten Muchin Zavis Rosenman
10.1		Subscription and Exchange Agreement, dated November 14, 2003, by and among Grand Toys International, Inc., Grand Toys International Limited and Centralink Investments Limited, as amended by Amendment No. 1, dated as of March 6, 2004, Amendment No. 2, dated as of March 31, 2004 and Amendment No. 3, dated as of May 31, 2004.(3)
**10	.2	Form of Employment Agreement between Elliot L. Bier and Grand Toys International Limited
**10	.3	Form of Employment Agreement between Tania M. Clarke and Grand Toys International Limited
**10	.4	Form of Employment Agreement between David J. Fremed and Grand Toys International Limited
**10	.5	Form of Employment Agreement between Raymond Chan Hong Leung and Grand Toys International Limited
**10	.6	Form of Employment Agreement between Henry Hu and Grand Toys International Limited
**10	.7	Form of ADR Purchase Agreement, by and among Centralink Investments Limited, Stephen Altro, 2870304 Canada Inc., 136011 Canada Inc., David Mars, 136012 Canada Inc. and 2884330 Canada Inc.
10.8		Amendment No. 2 to Subscription and Exchange Agreement(3)
10.9		Amendment No. 3 to Subscription and Exchange Agreement(3)
**10	.10	Form of Factoring Agreement between Montcap Financial Corporation, Grand Toys Ltd. and Grand Concepts Inc.
**10	.11	Form of Inventory and Equipment Loan Agreement between Montcap Financial, Grand Toys Ltd., Grand Concepts Inc. and Grand Toys International Inc.
**10	.12	Limited Treasures Stipulation of Settlement, dated June 28, 2001
**10	.13	Limited Treasures Amendment to Stipulation of Settlement
**10	.14	Agreement of Lease Between Storage Leaseholds Inc. and Grand Toys Ltd., dated October 2, 1998
**10	.15	Form of Warrant for December 2001 Private Placement
**10	.16	Grand Toys International, Inc. Amended and Restated 1993 Stock Option Plan
**10	.17	Form of Warrant for March 2001 Private Placement
**10	.18	Form of letter extending expiration date for March 2001 Private Placement Warrant
10.19		Amendment No. 4 to Subscription and Exchange Agreement (3)
**10	.20	Asset Purchase Agreement between Centralink Investments Limited and Fun-4-All Corp., dated July 22, 2004
**21		List of subsidiaries of Grand Toys International Limited
**23	.1	Consent of KPMG LLP
**23	.2	Consent of Deloitte Touche Tohmatsu
**23	.3	Consent of Empire Valuation Consultants
23.4		Consent of Katten Muchin Zavis Rosenman (included in Exhibits 5.2 and 8.1)
23.5		Consent of J. Chan, Yip, So & Partners (included in Exhibit 5.1)
**99	.1	Form of Proxy of Grand Toys International, Inc.

(1)	Attached to the proxy statement/ prospectus as Annex A

(2)	Attached to the proxy statement/ prospectus as Annex D

(3)	Attached to the proxy statement/ prospectus as Annex B

†	Filed herewith.

**	Previously Filed.

(b)     Schedules

      There are no financial schedules required to be filed herewith.

Item 22.	Undertakings

      (a) The Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing; any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) that, for purposes of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

      (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) to respond to requests for information that is incorporated by reference into the prospectus under Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (7) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 29, 2004.

GRAND TOYS INTERNATIONAL LIMITED

By:	/s/ ELLIOT L. BIER

Chairman of the Board

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ELLIOT L. BIER Elliot L. Bier	Chairman of the Board; President; (Principal Executive Officer)	July 29, 2004

/s/ TANIA M. CLARKE Tania M. Clarke	Executive Vice-President and CFO (Principal Financial and Accounting Officer)	July 29, 2004

/s/ DAVID MARS David Mars	Director	July 29, 2004

EXHIBIT INDEX

(a)	Exhibits

Exhibit
Number		Description of Document

2.1		Amended and Restated Agreement and Plan of Merger between Grand Toys International Limited and Grand Toys International, Inc.(1)
2.2		Form of Shareholders’ Agreement among Centralink Investments Limited, David Mars, Stephen Altro, 136011 Canada Inc., 136012 Canada Inc., 2870304 Canada Inc., 2884330 Canada Inc. and Grand Toys International Inc.(2)
**3	.1	Memorandum and Articles of Association of Grand Toys International Limited
**3	.2	Articles of Incorporation of Grand Toys International, Inc., as amended
**3	.3	Amended and Restated By-Laws of Grand Toys International, Inc., as amended
4.1		Form of Deposit Agreement among Grand Toys International Limited, The Bank of New York as depositary, and the holders from time to time of Grand Toys International Limited, incorporated by reference from Grand Toys International Limited’s Registration Statement of Form F-6, Registration No. 333-114493, filed on April 16, 2004
**4	.2	Form of American Depositary Receipt
†5	.1	Opinion of J. Chan, Yip, So & Partners
**5	.2	Opinion of Katten Muchin Zavis Rosenman
**8	.1	Tax Opinion of Katten Muchin Zavis Rosenman
10.1		Subscription and Exchange Agreement, dated November 14, 2003, by and among Grand Toys International, Inc., Grand Toys International Limited and Centralink Investments Limited, as amended by Amendment No. 1, dated as of March 6, 2004, Amendment No. 2, dated as of March 31, 2004 and Amendment No. 3, dated as of May 31, 2004.(3)
**10	.2	Form of Employment Agreement between Elliot L. Bier and Grand Toys International Limited
**10	.3	Form of Employment Agreement between Tania M. Clarke and Grand Toys International Limited
**10	.4	Form of Employment Agreement between David J. Fremed and Grand Toys International Limited
**10	.5	Form of Employment Agreement between Raymond Chan Hong Leung and Grand Toys International Limited
**10	.6	Form of Employment Agreement between Henry Hu and Grand Toys International Limited
**10	.7	Form of ADR Purchase Agreement, by and among Centralink Investments Limited, Stephen Altro, 2870304 Canada Inc., 136011 Canada Inc., David Mars, 136012 Canada Inc. and 2884330 Canada Inc.
10.8		Amendment No. 2 to Subscription and Exchange Agreement(3)
10.9		Amendment No. 3 to Subscription and Exchange Agreement(3)
**10	.10	Form of Factoring Agreement between Montcap Financial Corporation, Grand Toys Ltd. and Grand Concepts Inc.
**10	.11	Form of Inventory and Equipment Loan Agreement between Montcap Financial, Grand Toys Ltd., Grand Concepts Inc. and Grand Toys International Inc.
**10	.12	Limited Treasures Stipulation of Settlement, dated June 28, 2001
**10	.13	Limited Treasures Amendment to Stipulation of Settlement
**10	.14	Agreement of Lease Between Storage Leaseholds Inc. and Grand Toys Ltd., dated October 2, 1998
**10	.15	Form of Warrant for December 2001 Private Placement
**10	.16	Grand Toys International, Inc. Amended and Restated 1993 Stock Option Plan
**10	.17	Form of Warrant for Grand US March 2001 Private Placement
**10	.18	Form of letter extending expiration date for March 2001 Private Placement Warrant
10.19		Amendment No. 4 to Subscription and Exchange Agreement (3)
**10	.20	Asset Purchase Agreement between Centralink Investments Limited and Fun-4-All Corp., dated July 22, 2004
**21		List of subsidiaries of Grand Toys International Limited
**23	.1	Consent of KPMG LLP
**23	.2	Consent of Deloitte Touche Tohmatsu

Exhibit
Number		Description of Document

**23	.3	Consent of Empire Valuation Consultants
23.4		Consent of Katten Muchin Zavis Rosenman (included in Exhibits 5.2 and 8.1)
23.5		Consent of J. Chan, Yip, So & Partners (included in Exhibit 5.1)
**99	.1	Form of Proxy of Grand Toys International, Inc.

(1)	Attached to the proxy statement/ prospectus as Annex A

(2)	Attached to the proxy statement/ prospectus as Annex D

(3)	Attached to the proxy statement/ prospectus as Annex B

†	Filed herewith.

**	Previously Filed.